Exhibit 99.1

Chemomab Therapeutics Announces Second Quarter 2022 Financial Results and
Provides Corporate Update

─Chemomab to Host Webcast and Conference Call for Investors Today, August 12 at 8:00 am ET─

TEL AVIV, Israel, August 12, 2022 -- Chemomab Therapeutics, Ltd. (Nasdaq: CMMB), a clinical-stage biotechnology company focused on the discovery and development of innovative therapeutics for fibrotic and inflammatory diseases with high unmet need, today announced financial and operating results for the second quarter ended June 30, 2022 and provided a corporate update.

“We continued to make good progress on multiple fronts in the second quarter,” said Dale Pfost, PhD, Chairman and Chief Executive Officer of Chemomab. “We advanced our clinical programs for CM-101, our first-in-class monoclonal antibody that neutralizes CCL24, a novel disease target at the confluence of fibrosis and inflammation; we added to our intellectual property portfolio for CM-101; we presented important new data at major scientific meetings; and we added several highly experienced staff essential to progressing our scientific and clinical priorities.”

Dr. Pfost continued, “Congratulations to our research team for gaining issuance of a new U.S patent covering the use of CM-101 in liver diseases such as primary sclerosing cholangitis (PSC), thereby further extending our proprietary protection for disease targets involving hepatic and cholestatic conditions. I am also very pleased at how active our researchers and consultants have been in the past few months educating their scientific and medical peers by presenting data on CCL24 and CM-101 at major international scientific meetings. We recently added several outstanding research and clinical experts to our team to help ensure rapid advancement of our preclinical and clinical programs.  In addition, we added a new director, Jill Quigley, JD, who brings a wealth of biotechnology strategic and operational expertise to our board. These are exciting times for our company, and I look forward to reporting more details on our progress in the coming months.”

Clinical Update:

Phase 2 Liver Fibrosis Trial in NASH patients
Chemomab concluded the treatment phase of its randomized, placebo-controlled Phase 2 liver fibrosis trial that included a total of 23 NASH patients, with patients in the active arm receiving 5mg/kg of CM-101 delivered subcutaneously in 8 doses administered once every two weeks. This sets the stage for a planned topline study read-out before year-end. Importantly, these data represent the first read-out of CM-101’s activity in patients with established liver disease. The main study outcome is safety and tolerability. Additionally, based on the encouraging signs of activity observed in the CM-101 Phase 1b study in patients with non-alcoholic fatty liver disease, the company believes that evaluations of similar secondary outcomes in this patient population with more severe liver fibrosis and inflammation could be informative, and may provide useful insights in support of the overall CM-101 clinical development program. The trial results should also generate the pharmacokinetic and tolerability data needed to inform next steps in the development of the subcutaneous formulation of CM-101.

Phase 2 Trial in Primary Sclerosing Cholangitis patients
Chemomab previously indicated its intention to increase its efforts in the rare disease primary sclerosing cholangitis, or PSC, including expanding the size and scope of the ongoing randomized, placebo-controlled Phase 2 trial. The company is adding an open label extension and a dose finding component intended to better inform selection of the optimal dose of CM-101 to advance into late development. These revisions have been finalized and global regulatory filings supporting the trial expansion have been initiated, while new sites in Europe and the U.S. continue to open. The company plans to enroll a total of 93 patients: 25 patients in each of the three dosing cohorts, which include the current 10mg/kg dose along with a lower 5 mg/kg dose and a higher 20mg/kg dose. Another 18 patients are receiving placebo. All outcome measures in the trial, including evaluations of serum ALP levels, serum biological markers, and Fibroscan, remain unchanged, except that the primary outcome now is safety. Consistent with this change, the study is not formally powered to assess efficacy. However, cohort sizes sufficient to detect, with expected variability, a clinically relevant improvement in serum ALP levels (defined as change from baseline), which is a key secondary outcome for studies in PSC, have been maintained. A blinded interim Drug Monitoring Committee safety review of the current cohort is planned for late this year, and Chemomab anticipates reporting topline data from the trial in the second half of 2024.

Phase 2 Trial in Systemic Sclerosis patients
Chemomab has made significant progress in delineating the design of its upcoming Phase 2 trial in systemic sclerosis, or SSc, working closely with a number of top systemic sclerosis experts. The company aims to establish biological proof of concept on clinically relevant aspects of this complex disease, focusing on CM-101’s potential activity in modifying the skin, lung and vascular pathophysiology observed in SSc patients. Plans to launch the trial by the end of this year remain on track. A special webcast to provide details on the final trial design is planned in the next several months.

Recent Highlights:

•
Awarded U.S. Patent No.11365246, "Anti CCL24 (eotaxin 2) Antibodies for Use in the Treatment of Hepatic Disease," a new method of use patent that covers the use of CM-101 and other anti-CCL24 antibodies and binding fragments in the treatment of a range of fibro-inflammatory liver diseases, including primary sclerosing cholangitis and other cholestatic-related disorders. The new patent extends Chemomab’s intellectual property protection for CM-101 in the U.S. for another three years through at least 2038, with additional extensions possible.

•
At a poster presentation at the EULAR European Congress of Rheumatology (June 1-4, Copenhagen, DK), Chemomab collaborator Professor Francesco Del Galdo of the University of Leeds presented a poster further supporting the role of CCL24 as a therapeutic target for systemic sclerosis. This study, which examined the role of CCL24 in longitudinal cohorts of diffuse cutaneous SSc patients, reported elevated serum levels of CCL24 in these patients and showed that high circulating CCL24 levels were correlated with disease activity and worse prognosis, as reflected by high fibrotic activity and deterioration of lung function over time.

•
In an oral presentation at the 2022 EASL International Liver Congress (June 22-26, London, UK), Chemomab researchers presented data from a preclinical PSC model that used advanced technologies to reveal unique liver macrophage subpopulations as the major source of CCL24 production in the area of the bile duct that is damaged in PSC. Chemomab scientists also demonstrated in this model that treatment with CM-101 interfered with core PSC disease pathways in a way that is potentially associated with therapeutic activity.

•
At the first international Extracellular Matrix Pharmacology Conference (June 23-25, Copenhagen DK), Chemomab researchers presented a poster that included both preclinical and early clinical data demonstrating that CM-101 attenuates biomarkers associated with extracellular matrix (ECM) expression. ECM expression is involved in PSC pathophysiology and is closely related to CM-101’s mechanism of action. Importantly, this dataset supports the company’s efforts to translate findings on preclinical biomarkers associated with ECM remodeling in the liver to the use of similar serum biomarkers in patients in its clinical trials.

•
Appointed Jill M. Quigley, JD, to the Chemomab board of directors. Ms. Quigley brings more than 20 years of biotechnology industry leadership experience encompassing executive management, corporate operations, legal affairs, financings, and board membership. Previously Ms. Quigley was Chief Operating Officer at Passage Bio.

•
Appointed Ilan Vaknin, PhD, MBA, as Vice President of Research & Development. Dr. Vaknin brings Chemomab more than 20 years of biotechnology drug discovery and development experience in immunology, translational research, antibody development and manufacturing, and bioassay development, including more than a decade in senior science roles at Compugen, Ltd.

•
Appointed Christina Crater, MD, as Vice President of Clinical Development. Dr. Crater brings Chemomab an extensive background in medical affairs and clinical trial design and execution, across a broad range of therapeutic indications. She has served as medical monitor, safety physician, therapeutic expert and study director in all phases of clinical development. Dr. Crater’s experience spans pharmaceutical firms including Bristol-Myers Squibb, as well as major clinical research organizations including PRA Health Sciences and PAREXEL International.

•
Presented at the JMP Securities Life Sciences and HC Wainwright Global Investment Conferences. Recorded webcasts from these events can be accessed at Chemomab’s website at https://investors.chemomab.com/events.

Second Quarter 2022 Financial Highlights

•
Cash Position: Cash, cash equivalents and bank deposits were $51.8 million as of June 30, 2022, compared to $57.5 million at March 31, 2022. The company currently expects its runway to last through the end of 2023, consistent with the update provided last quarter.

•
Research and Development (R&D) Expenses: R&D expenses were $2.9 million for the quarter ended June 30, 2022, compared to $1.3 million for the same quarter in 2021. The increase in R&D expense quarter-over-quarter primarily reflects the ramp-up in activities supporting the company’s clinical programs for CM-101.

•
General and Administrative (G&A) Expenses: G&A expenses were $3.3 million for the quarter ended June 30, 2022, compared to $1.5 million for the same quarter in 2021. The increase in cash G&A in the second quarter partly reflects key additions to the senior management team, as well as a non-cash charge for previously disclosed equity-based compensation plus a provision accrued for a potential tax liability, the majority of which arises from transactions that took place prior to the company’s reverse merger in March 2021.

•
Net Loss: Net loss was $6.2 million, or a net loss of approximately $0.03 cents per basic and diluted ordinary share, for the second quarter of 2022, compared to $2.8 million, or a net loss of approximately $0.01 per basic and diluted ordinary share, for the quarter ended June 30, 2021. The weighted average number of Ordinary Shares outstanding, basic and diluted were 228,173,276 (equal to 11,408,664  ADS’s) for the quarter ended June 30, 2022.

For further details on Chemomab’s financial results for the quarter ended June 30, 2022, refer to the Form 10-Q, which will be filed with the SEC today, August 12, 2022.

Live Webcast and Conference Call at 8:00 am Eastern Time, Friday, August 12, 2022
Chemomab management will host a webcast and conference call today, Friday, August 12, 2022, beginning at 8:00 a.m. Eastern Time to discuss these results and answer questions.  Shareholders and other interested parties may participate in the conference call by clicking this Webcast link to access the live webcast or replay, or by dialing 877-407-9208 (in the U.S.) or 201-493-6784 (outside the U.S. and in Israel) and entering passcode 13730646. Please call 5-10 minutes before the scheduled start time, enter the conference passcode and ask the operator for the Chemomab conference call. The webcast link is also available on the company’s website at https://investors.chemomab.com/events

A replay of the call will be available on Chemomab’s website for 90 days at www.chemomab.com.

About Chemomab Therapeutics Ltd.
Chemomab is a clinical stage biotechnology company focusing on the discovery and development of innovative therapeutics for fibrotic and inflammatory diseases with high unmet need. Based on the unique and pivotal role of the soluble protein CCL24 in promoting fibrosis and inflammation, Chemomab developed CM-101, a monoclonal antibody designed to bind and block CCL24 activity. CM-101 has demonstrated the potential to treat multiple severe and life-threatening fibrotic and inflammatory diseases. It is currently in Phase 2 trials for primary sclerosing cholangitis and liver fibrosis, with a Phase 2 trial in systemic sclerosis expected to begin in late 2022. For more information, visit chemomab.com.

Forward Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements include, among other things, statements regarding the clinical development pathway for CM-101; the future operations of Chemomab and its ability to successfully initiate and complete clinical trials and achieve regulatory milestones; the nature, strategy and focus of Chemomab; the development and commercial potential and potential benefits of any product candidates of Chemomab; and that the product candidates have the potential to address high unmet needs of patients with serious fibrosis-related diseases and conditions. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based upon Chemomab’s current expectations. Forward-looking statements involve risks and uncertainties. Because such statements deal with future events and are based on Chemomab’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of Chemomab could differ materially from those described in or implied by the statements in this presentation, including: risks related to Chemomab’s ability to effectively implement the revised clinical strategy and its ability to achieve the anticipated results; risks related to the projections and associated benefits in pursuing the contemplated changes to the clinical strategy; risks associated with the ongoing transitions of certain of our executive officers; the uncertain and time-consuming regulatory approval process; risks related to Chemomab’s ability to correctly manage its operating expenses and its expenses; Chemomab’s plans to develop and commercialize its product candidates, focusing on  CM-101; the timing of initiation of Chemomab’s planned clinical trials; the timing of the availability of data from Chemomab’s clinical trials including any potential delays associated with Chemomab’s contemplated revised clinical strategy; the timing of any planned investigational new drug application or new drug application; Chemomab’s plans to research, develop and commercialize its current and future product candidates; the clinical utility, potential benefits and market acceptance of Chemomab’s product candidates; Chemomab’s commercialization, marketing and manufacturing capabilities and strategy; Chemomab’s ability to protect its intellectual property position; and the requirement for additional capital to continue to advance these product candidates, which may not be available on favorable terms or at all. Additional risks and uncertainties relating to Chemomab’s and its business can be found under the caption “Risk Factors” and elsewhere in Chemomab’s filings and reports with the SEC. Chemomab expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Chemomab’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based, except to the extent required by applicable law.

Contacts:

Investor Relations: Irina Koffler LifeSci Advisors, LLC Phone: +1 (917) 734-7387 ir@chemomab.com	Media: Barbara Lindheim Chemomab Therapeutics Consulting Vice President Investor & Public Relations, Strategic Communications Phone: +1 (917) 355-9234 barbara@chemomab.com

Condensed Consolidated Balance Sheets

In USD thousands (except share amounts)

	June 30, 2022	December 31, 2021
	Unaudited	Audited
Assets

Current assets
Cash and cash equivalents	9,883	15,186
Short term bank deposits	41,841	45,975
Other receivables and prepaid expenses	3,106	1,527

Total current assets	54,830	62,688

Non-current assets
Long term prepaid expenses	821	908
Property and equipment, net	355	357
Restricted cash	77	55
Operating lease right-of-use assets	295	345
Total non-current assets	1,548	1,665

Total assets	56,378	64,353

Current liabilities
Trade payables	1,433	1,336
Accrued expenses	1,712	555
Employee and related expenses	1,117	653
Operating lease liabilities	132	106

Total current liabilities	4,394	2,650

Non-current liabilities
Operating lease liabilities - long term	148	237

Total non-current liabilities	148	237

Commitments and contingent liabilities

Total liabilities	4,542	2,887

Shareholders' equity

Ordinary shares no par value - Authorized: 650,000,000 shares as of June 30, 2022 and as of December 31, 2021	-	-
Issued and outstanding: 228,633,120 ordinary shares as of June 30, 2022 and 228,090,300 as of December 31, 2021*	-	-

Additional paid in capital	99,303	97,639
Accumulated deficit	(47,467)	(36,173)

Total shareholders’ equity	51,836	61,466
Total liabilities and shareholders’ equity	56,378	64,353

(*) 20 Ordinary Shares are equal to 1 American Depositary Share (ADS)

Condensed Consolidated Interim Statements of Operations (Unaudited)

(In USD thousands, except share and per share amounts)

	Three months	Three months	Six months	Six months
	Ended	Ended	Ended	Ended
	June 30,	June 30,	June 30,	June 30,
	2022	2021	2022	2021

Operating expenses

Research and development	2,914	1,307	5,659	2,464

General and administrative	3,340	1,446	5,915	1,988

Total operating expenses	6,254	2,753	11,574	4,452

Financing expense, net	480	17	264	22

Loss before taxes	6,734	2,770	11,838	4,474

Taxes on income (benefit)	(544)	-	(544)	-

Net loss for the period	6,190	2,770	11,294	4,474

Basic and diluted loss per Ordinary Share (*) (**)	0.027	0.013	0.050	0.024

Weighted average number of Ordinary Shares outstanding, basic, and diluted (*) (**)	228,173,276	216,266,993	228,132,249	186,840,022

(*) Number of shares has been retroactively adjusted to reflect the share reverse split effected on March 16, 2021
(**) 20 Ordinary Shares are equal to 1 American Depositary Share (ADS)